UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      September 1, 2005
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857
(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202
(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations
Item 1.01    Entry into a Material Definitive Agreement
     On September 1, 2005, Regent Communications, Inc. (“Regent”) entered into a Separation Agreement with its Chairman and Chief Executive Officer, Terry S. Jacobs, pursuant to Mr. Jacobs’ retirement. Under the terms of the Separation Agreement, the Company has agreed to the following: (a) to pay to Mr. Jacobs approximately $500,000 in salary compensation and associated payroll tax benefits, to be paid in installments through December 31, 2006 and in accordance with the Company’s standard payroll procedures; (b) to pay to Mr. Jacobs a bonus in the amount of $156,000, payable immediately upon signing of the Separation Agreement; (c) to accelerate the vesting of all unvested stock options as of September 1, 2006 and to allow such options to remain in effect for the stated term of each option or grant, the effect of which will require the Company to record non-cash compensation expense of approximately $600,000; (d) to pay for postretirement life insurance, medical, dental and hospitalization benefits for Mr. Jacobs and his dependents for a period of twelve months from the date of retirement, at an estimated cost of approximately $10,000, and; (e) to pay miscellaneous expenses related to Mr. Jacobs’ retirement of approximately $10,000. Additionally, the Company purchased from Mr. Jacobs through a private sale 100,000 shares of Regent common stock owned by Mr. Jacobs for a price of $5.62 per share, which price was calculated as the average of the high and low price for a share of Regent common stock on September 1, 2005.
     The entire text of the Separation Agreement is attached hereto as Exhibit 10(a).
Item 1.02    Termination of a Material Agreement
     The Separation Agreement with Mr. Jacobs provides that it supersedes the Employment Agreement dated as of January 1, 2004 between the Company and Mr. Jacobs, other than for the provisions in the Employment Agreement relating to non-competition, non-solicitation, non-inducement, remedies and certain additional obligations. The non-competition, non-solicitation and non-inducement provisions continue in effect for one year following his September 1, 2005 retirement date.
Section 5    Corporate Governance and Management
Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As previously contemplated and reported in the Company’s Form 8-K filed with the Commission on July 28, 2005, effective as of September 1, 2005, Mr. Jacobs retired as the Company’s Chairman of the Board and Chief Executive Officer (and all other officer positions with the Company and its subsidiaries). Mr. Jacobs remains on the Company’s Board of Directors and serves as Vice Chairman of the Board. Also effective as of September 1, 2005, William L. Stakelin became the Company’s President and Chief Executive Officer and William P. Sutter, Jr. became the Company’s Chairman of the Board.

Item 9.01    Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
10(a)	Separation Agreement dated as of September 1, 2005, between Terry S. Jacobs and Regent Communications, Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2005	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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